Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS

April 29, 2025	OTCQB: FTCO

FORTITUDE GOLD REPORTS FIRST QUARTER NET INCOME OF $1.2 MILLION OR $0.05 PER SHARE

COLORADO SPRINGS – April 29, 2025 - Fortitude Gold Corporation (OTCQB: FTCO) (the “Company”) today reported its first quarter 2025 results including net income of $1.2 million or $0.05 per share, $6.5 million net sales, $1.4 million in exploration expense, $2.9 million cash dividends to shareholders, $3.3 million mine gross profit, and a cash balance at March 31, 2025 of $21.4 million. The Company confirmed its previously announced preliminary 2025 first quarter production of 1,780 gold ounces and 2,336 gold ounces sold. Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A. offering investors exposure to both gold production and substantial dividend yield.

First Quarter 2025 Financial Results and Highlights

●	$6.5 million net sales
●	$1.2 million net income or $0.05 per share
●	$21.4 million cash balance at March 31, 2025
●	1,780 gold ounces produced
●	$30.7 million working capital at March 31, 2025
●	$3.3 million mine gross profit
●	$1.4 million exploration expenditures
●	$1,033 total cash cost after by-product credits per gold ounce sold*
●	$1,404 per ounce total all-in sustaining cost*
●	$2.9 million dividends paid
●	619 ounces of gold rounds/bullion at March 31, 2025

* The calculation of our cash cost and all-in sustaining cost per ounce contained in this press release is a non-GAAP financial measure. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s recently filed Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

Fortitude Gold sold 2,336 gold ounces at a total cash cost of $1,033 per ounce (after by-product credits) and an all-in-sustaining-cost per ounce of $1,404.  Realized metal prices during the quarter averaged $2,861 per ounce gold(1).

Subsequent to the close of the first quarter, Company management completed an analysis of the potential to develop and mine a mineralized gold zone trending southeast deep from the bottom of the Isabella Pearl pit.  To access this oxide gold mineralization, construction of a modified pit ramp and a southeast pit wall layback is needed.  This opportunity requires both a capital and time investment over approximately six months to reach the top of the mineralized zone and is estimated to extend mine operations into the first half of 2026. The Company has begun operations to access this deep gold mineralization and is advancing both the modified access ramp and pit layback.

Fortitude Gold continues to await permits for its County Line Project, located 19 miles northeast of its Isabella Pearl Mine.  While the Company is confident the new Trump Administration will accelerate the permitting process, there is an unfortunate backlog in permitting caused by the previous Biden Administration’s natural resource obstruction.  Because of the continued delays in permitting the County Line Project and the recent decision to mine deeper in the Pearl pit, the Company announced a reduction to its monthly dividend from $0.04 to $0.01 on April 15, 2025.  This dividend reduction will begin with the May 2025 monthly dividend and is targeted to defensively position the Company to fund the Pearl deep program and County Line delays from its own cash.

“We are excited for the results of the recently completed analysis of the Pearl deep which is targeted to extend mining at Isabella Pearl well into the first half of 2026,” stated Fortitude Gold CEO and President, Mr. Jason Reid. “This provides us with additional runway to both obtain permits and construct our County Line project for a new ore source for our Isabella Pearl heap leach facility.”

Mr. Reid continued, “We are also pleased that the permit backlog caused by the Biden Administration’s resource obstructionist position is slated to be dissolved along with moves towards expediting permits with the Trump Administration’s recent executive order in this regard.  We are very eager and excited to build our next Nevada, USA mine at County Line and look to obtain as many permits as possible under this pro-business, pro-resource administration.”

The following Sales Statistics table summarizes certain information about our operations for the three months ended March 31, 2025 and 2024:

	Three months ended March 31,
	2025	2024
Metal sold
Gold (ozs.)	2,336	3,970
Silver (ozs.)	15,385	20,866
Average metal prices realized (1)
Gold ($per oz.)	2,861	2,072
Silver ($per oz.)	32.11	23.28
Precious metal gold equivalent ounces sold
Gold Ounces	2,336	3,970
Gold Equivalent Ounces from Silver	173	234
	2,509	4,204

Total cash cost before by-product credits per gold ounce sold	$1,244	$783
Total cash cost after by-product credits per gold ounce sold	$1,033	$661
Total all-in sustaining cost per gold ounce sold	$1,404	$777
(1)	Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

The following Production Statistics table summarizes certain information about our operations for the three months ended March 31, 2025 and 2024:

	Three months ended March 31,
	2025	2024
Ore mined
Ore (tonnes)	53,927	66,496
Gold grade (g/t)	0.52	0.69
Waste (tonnes)	548,069	451,509
Metal production (before payable metal deductions)(1)
Gold (ozs.)	1,780	3,983
Silver (ozs.)	11,407	21,115
(1)	The difference between what we report as “metal production” and “metal sold” is attributable to the difference between the quantities of metals contained in the doré we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in doré produced and sold.

See Accompanying Tables

The following information summarizes the results of operations for Fortitude Gold Corporation for the three months ended March 31, 2025 and 2024, its financial condition at March 31, 2025 and December 31, 2024, and its cash flows for the three months ended March 31, 2025 and 2024. The summary data as of March 31, 2025 and for the three months ended March 31, 2025 and 2024 is unaudited; the summary data as of December 31, 2024 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2024, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of its cash cost before by-product credits per gold ounce sold, total cash cost after by-product credits per gold ounce sold and total all-in sustaining cost per gold ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

FORTITUDE GOLD CORPORATION
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share amounts)

	March 31,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,420	$27,082
Gold and silver rounds/bullion	2,265	1,907
Accounts receivable	685	—
Inventories	8,984	11,641
Prepaid taxes	200	200
Prepaid expenses and other current assets	656	1,025
Total current assets	34,210	41,855
Property, plant and mine development, net	26,420	26,287
Leach pad inventories	59,418	53,577
Other non-current assets	386	386
Total assets	$120,434	$122,105
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,410	$2,637
Mining taxes payable	592	592
Other current liabilities	477	903
Total current liabilities	3,479	4,132
Asset retirement obligations	10,118	9,880
Total liabilities	13,597	14,012
Shareholders' equity:
Preferred stock - $0.01 par value, 20,000,000 shares authorized and nil outstanding at March 31, 2025 and December 31, 2024	—	—
Common stock - $0.01 par value, 200,000,000 shares authorized and 24,173,209 shares outstanding at March 31, 2025 and December 31, 2024	242	242
Additional paid-in capital	105,603	105,207
Retained earnings	992	2,644
Total shareholders' equity	106,837	108,093
Total liabilities and shareholders' equity	$120,434	$122,105

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended March 31,2025 and 2024
(U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended
	March 31,
	2025	2024
Sales, net	$6,536	$8,181
Mine cost of sales:
Production costs	2,263	2,577
Depreciation and amortization	887	1,391
Reclamation and remediation	51	48
Total mine cost of sales	3,201	4,016
Mine gross profit	3,335	4,165
Costs and expenses:
General and administrative expenses	1,276	1,221
Exploration expenses	1,382	3,638
Other income, net	(572)	(621)
Total costs and expenses	2,086	4,238
Income (loss) before income and mining taxes	1,249	(73)
Mining and income tax expense (benefit)	—	(71)
Net income (loss)	$1,249	$(2)
Net income (loss) per common share:
Basic	$0.05	$(0.00)
Diluted	$0.05	$(0.00)
Weighted average shares outstanding:
Basic	24,173,209	24,135,246
Diluted	24,518,364	24,135,246

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31,2025 and 2024
(U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended
	March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$1,249	$(2)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	942	1,419
Stock-based compensation	396	54
Deferred taxes	—	34
Reclamation and remediation accretion	51	48
Unrealized gain on gold and silver rounds/bullion	(358)	(103)
Changes in operating assets and liabilities:
Accounts receivable	(685)	33
Inventories	(3,393)	(2,910)
Prepaid expenses and other current assets	369	281
Other non-current assets	—	(42)
Accounts payable and other accrued liabilities	(942)	(1,610)
Income and mining taxes payable	—	(105)
Net cash used in operating activities	(2,371)	(2,903)

Cash flows from investing activities:
Capital expenditures	(390)	(1,083)
Net cash used in investing activities	(390)	(1,083)

Cash flows from financing activities:
Dividends paid	(2,901)	(2,896)
Proceeds from exercise of stock options	—	77
Repayment of loans payable	—	(3)
Net cash used in financing activities	(2,901)	(2,822)

Net decrease in cash and cash equivalents	(5,662)	(6,808)
Cash and cash equivalents at beginning of period	27,082	48,678
Cash and cash equivalents at end of period	$21,420	$41,870

Supplemental Cash Flow Information
Non-cash investing and financing activities:
Change in capital expenditures in accounts payable	$289	$(102)

About Fortitude Gold Corp.:

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free and distribute substantial dividends. The Company’s Nevada Mining Unit consists of seven high-grade gold properties located in the Walker Lane Mineral Belt and an eighth high-grade gold property in west central Nevada. The Isabella Pearl gold mine, located on the Isabella Pearl mineralized trend, is currently in production. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements:  This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp.  The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material are forward-looking statements.  All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.  Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  The Company's actual results could differ materially from those discussed in this press release.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com